Exhibit 99.1

Company Contact:
Robert Stern (ras@micruscorp.com)
President and Chief Operating Officer
Micrus Endovascular Corporation
(408) 433-1400
Investor Contacts:
Bruce Voss (bvoss@lhai.com)
Jody Cain (jcain@lhai.com)
Lippert/Heilshorn & Associates, Inc.
(310) 691-7100

For Immediate Release
MICRUS ENDOVASCULAR BOARD OF DIRECTORS NAMES CEO JOHN
KILCOYNE CHAIRMAN AND PROMOTES ROBERT STERN TO PRESIDENT
SAN JOSE, Calif. (September 24, 2007) — Micrus Endovascular Corporation (Nasdaq: MEND) today announced that its board of directors has named John Kilcoyne to the position of Chairman and has promoted Robert Stern to President and to the newly created position of Chief Operating Officer. Mr. Kilcoyne, who had served as Micrus’ President, Chief Executive Officer and Director since 2004, will continue to serve as the Company’s CEO. Mr. Stern, who had served as Executive Vice President and Chief Financial Officer since 2004, will continue to oversee the Company’s financial operations until a new CFO is named. Michael Henson, Micrus’ former Chairman, will continue to serve as a Director.
“Micrus is well positioned to continue building our business by executing on our strategy to introduce a full line of differentiated hemorrhagic and ischemic stroke products that offer clinical advantages, while pursuing geographic expansion. Our board believes that this is the appropriate time to expand our management infrastructure to support our growth strategy,” said Mr. Kilcoyne. “In addition to his financial leadership, Bob has been instrumental in executing our strategy by implementing effective business management processes, and leading our technology licensing and acquisition teams. With his well-deserved promotion, Bob will focus on managing operational activities and improving the integration of our product and clinical development programs, while driving further efficiencies in manufacturing. In my new role, I will continue to oversee our strategic direction and interaction with the financial community; while increasing my visibility and support of our sales and marketing efforts in North America, Europe and Asia,” said Mr. Kilcoyne.
“Micrus is grateful to Mike for his many years of service as Chairman and we look forward to continuing to benefit from his guidance as we pursue further growth through geographic expansion and innovative product introductions for treatment in both the ischemic and hemorrhagic stroke markets,” Mr. Kilcoyne added.
About Micrus Endovascular Corporation
Micrus develops, manufactures and markets both implantable and disposable medical devices used in the treatment of neurovascular diseases. Micrus products are used by interventional neuroradiologists and neurosurgeons primarily to treat cerebral aneurysms responsible for hemorrhagic stroke, a significant cause of death worldwide. The Micrus product line enables physicians to gain access to the brain in a minimally invasive manner through the vessels of the circulatory system. Micrus’ proprietary, three-dimensional microcoils are unique in that they automatically deploy within the aneurysm, forming a scaffold that conforms to a wide diversity of aneurysm shapes and sizes. Micrus also sells accessory devices and products used in neurovascular procedures. For more information, visit www.micruscorp.com.

Forward-Looking Statements
Micrus, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are predictions by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include the Company’s dependence upon the continued growth in embolic coiling as a procedure to treat cerebral aneurysms, the Company’s involvement in patent litigation with Boston Scientific Corporation, the Company’s limited operating history and history of significant operating losses, fluctuations in quarterly operating results, which are difficult to predict, the Company’s dependence on developing new products or product enhancements, challenges associated with complying with applicable state, federal and international regulations related to sales of medical devices and governing our relationships with physicians and other consultants, the Company’s ability to obtain regulatory approvals for its products, product enhancements or future products in a timely manner, the Company’s ability to compete with large, well-established medical device manufacturers with significant resources and other risks as detailed from time to time in risk factors and other disclosures in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007, and other filings with the Securities and Exchange Commission. All forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update forward-looking statements.
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